NEWS RELEASE

CONTACTS: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS THIRD QUARTER 2017 RESULTS

•	Net earnings of $147 million, or $0.83 per diluted share; Adjusted net earnings of $161 million, or $0.92 per diluted share

•	Third quarter cash flow from operations of $299 million

•	Total liquidity of $3.5 billion, including $1.7 billion of cash

•	EBITDA of $363 million; Adjusted EBITDA of $342 million

PITTSBURGH, October 31, 2017 – United States Steel Corporation (NYSE: X) reported third quarter
2017 net earnings of $147 million, or $0.83 per diluted share. Adjusted net earnings were $161 million, or $0.92 per diluted share, which excluded a gain of $21 million, or $0.11 per diluted share, related to equity affiliate transactions, primarily due to the sale of our ownership interest in Tilden Mining Company L.C., and a debt extinguishment loss and other related costs of $35 million, or $0.20 per diluted share. Third quarter 2016 net earnings were $51 million, or $0.32 per diluted share.

Commenting on U. S. Steel’s results, President and Chief Executive Officer Dave Burritt said, “Our third quarter results were modestly better than we expected, with stable operating performance at each of our segments and our Tubular segment producing positive EBITDA in the quarter. Our results for the first nine months of 2017 improved over the first nine months of 2016, with all three of our segments improving compared with 2016.”

Earnings Highlights

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2017	2016	2017	2016
Net Sales	$3,248	$2,686	$9,117	$7,611
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$160	$114	$288	$(68)
U. S. Steel Europe	73	81	215	122
Tubular	(7)	(75)	(93)	(217)
Other Businesses	12	18	34	42
Total segment earnings (loss) before interest and income taxes (a)	$238	$138	$444	$(121)
Postretirement benefit (expense) income	(14)	8	(42)	36
Other items not allocated to segments	21	(14)	58	(16)
Earnings (loss) before interest and income taxes	$245	$132	$460	$(101)
Net interest and other financial costs	98	62	229	208
Income tax provision	—	19	3	26
Less: Net earnings attributable to the noncontrolling interests	—	—	—	—
Net earnings (loss) attributable to United States Steel Corporation	$147	$51	$228	$(335)
-Earnings (loss) per basic share	$0.84	$0.32	$1.30	$(2.22)
-Earnings (loss) per diluted share	$0.83	$0.32	$1.29	$(2.22)

Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (b)	$342	$272	$778	$299
(a)Third quarter and nine months 2017 results include favorable impacts of $95 million and $205 million, respectively, related to our previously disclosed change in accounting method for property, plant, and equipment.
(b) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of net earnings attributable to United States Steel Corporation to adjusted EBITDA.

Our balance sheet continues to improve, with net debt decreasing by $200 million in the third quarter, to $1.2 billion. Our total liquidity also increased during the quarter, which leaves us well positioned to continue the implementation of our asset revitalization program.

In addition to the increased focus on our operations, we also are continuing to develop the next generation of steel products for our customers. Our Generation 3 steels will provide superior formability and high-strength properties while using a low-alloyed approach for robust weldability. To expand our capabilities in Generation 3 steels, we announced last month that a new continuous galvanizing line will be constructed at our PRO-TEC Coating Company joint venture, which will allow PRO-TEC to produce these Generation 3 steels with a hot-dipped zinc coating. This line will be the first of its kind and utilizes proprietary technology capable of producing the high-quality, cutting-edge advanced high-strength steels that will meet our automotive customers’ needs and solve some of their most pressing challenges. Our Generation 3 steels continue to reinforce why steel will remain the lowest cost, strongest, safest, and most environmentally efficient material of choice.

2017 Outlook
Commenting on U. S. Steel’s outlook for 2017, President and Chief Executive Officer Dave Burritt said,
"We remain focused on our operations, revitalizing our assets, and developing our talent. We are seeing operating improvements in the assets in which we are investing. This increases our confidence that we will achieve the 2020 improvement targets we have disclosed. We believe the attention to our assets and employees, with continued focus on improving safety, quality, delivery, and cost, will result in improved operating reliability and enable us to remain a strong business partner for our customers."

If market conditions remain at their current levels, we expect 2017 net earnings of approximately $323 million, or $1.83 per share, 2017 adjusted net earnings of approximately $300 million, or $1.70 per share, and consolidated adjusted EBITDA of approximately $1.075 billion.

We believe market conditions, which include spot prices, raw material costs, customer demand, import volumes, supply chain inventories, rig counts and energy prices, will change, and as changes occur during the balance of 2017, we expect these changes to be reflected in our net earnings and adjusted EBITDA.
*****
We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Net debt is a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. Both EBITDA and net debt are used by analysts to refine and improve the accuracy of their financial models which utilize enterprise value.

Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of gains associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges and debt extinguishment and other related costs that are not part of the Company's core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges and impairment charges. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges and debt extinguishment and other related costs that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial Outlook. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

The Company will conduct a conference call on third quarter earnings on Wednesday, November 1, at 8:30 a.m. Eastern Daylight. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. For more information on U. S. Steel, visit our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.
-oOo-
2017-033

UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2017	2016	2017	2016
NET SALES	$3,248	$2,686	$9,117	$7,611

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	2,829	2,360	8,115	7,193
Selling, general and administrative expenses	89	73	265	206
Depreciation, depletion and amortization	118	126	376	384
Earnings from investees	(9)	(18)	(29)	(91)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(72)	—
Gain on equity investee transactions	(21)	—	(21)	—
Impairment of intangible assets	—	14	—	14
Restructuring and other charges	(2)	(3)	30	1
Net (gain) loss on disposal of assets	(1)	3	(2)	6
Other income, net	—	(1)	(5)	(1)

Total operating expenses	3,003	2,554	8,657	7,712

EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES	245	132	460	(101)
Net interest and other financial costs	98	62	229	208

EARNINGS (LOSS) BEFORE INCOME TAXES	147	70	231	(309)
Income tax provision	—	19	3	26

Net earnings (loss)	147	51	228	(335)
Less: Net earnings (loss) attributable to the
noncontrolling interests	—	—	—	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$147	$51	$228	$(335)

COMMON STOCK DATA:

Net earnings (loss) per share attributable to
United States Steel Corporation stockholders:
Basic	$0.84	$0.32	$1.30	$(2.22)
Diluted	$0.83	$0.32	$1.29	$(2.22)

Weighted average shares, in thousands
Basic	175,003	160,513	174,684	151,199
Diluted	176,484	161,700	176,336	151,199

Dividends paid per common share	$0.05	$0.05	$0.15	$0.15

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Nine Months Ended
	September 30,
(Dollars in millions)	2017	2016
Cash provided by operating activities:
Net earnings (loss)	$228	$(335)
Depreciation, depletion and amortization	376	384
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	—
Gain on equity investee transactions	(21)	—
Impairment of intangible assets	—	14
Restructuring and other charges	30	1
Pensions and other postretirement benefits	42	(38)
Deferred income taxes	7	9
Net (gain) loss on disposal of assets	(2)	6
Working capital changes	(216)	491
Income taxes receivable/payable	15	14
Other operating activities	154	34
Total	541	580

Cash used in investing activities:
Capital expenditures	(291)	(268)
Disposal of assets	—	6
Proceeds from sale of ownership interest in equity investee	105	—
Other investing activities	(4)	(20)
Total	(190)	(282)

Cash (used in) provided by financing activities:
Issuance of long-term debt, net of financing costs	737	958
Repayment of long-term debt	(902)	(1,019)
Settlement of contingent consideration	—	(15)
Common stock issued	—	482
Dividends paid	(26)	(22)
Receipts from exercise of stock options	14	4
Taxes paid for equity compensation plans (a)	(10)	(3)
Total	(187)	385

Effect of exchange rate changes on cash	15	7

Net increase in cash and cash equivalents	179	690
Cash and cash equivalents at beginning of the year	1,515	755

Cash and cash equivalents at end of the period	$1,694	$1,445
(a) Effective January 1, 2017, the Company adopted Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (ASU 2016-09). As a result of adopting ASU 2016-09, cash taxes paid by the Company when directly withholding shares for tax withholding purposes have been classified as a cash flow financing activity. The adoption of this component of ASU 2016-09 was applied retrospectively, and the impact is reflected in the cash flow statement for the nine months ended September 30, 2016 accordingly.

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	Sept. 30	Dec. 31
(Dollars in millions)	2017	2016
Cash and cash equivalents	$1,694	$1,515
Receivables, net	1,527	1,248
Inventories	1,737	1,573
Other current assets	43	20
Total current assets	5,001	4,356
Property, plant and equipment, net	4,111	3,979
Investments and long-term receivables, net	470	528
Intangible assets, net	169	175
Other assets	127	122

Total assets	$9,878	$9,160

Accounts payable and other accrued liabilities	$2,097	$1,668
Payroll and benefits payable	333	400
Short-term debt and current maturities of long-term debt	3	50
Other current liabilities	219	213
Total current liabilities	2,652	2,331
Long-term debt, less unamortized discount and debt issuance costs	2,896	2,981
Employee benefits	1,119	1,216
Other long-term liabilities	403	357
United States Steel Corporation stockholders' equity	2,807	2,274
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$9,878	$9,160

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2017	2016	2017	2016
Reconciliation to Adjusted EBITDA
Net earnings (loss) attributable to United States Steel Corporation	$147	$51	$228	$(335)
Income tax provision	—	19	3	26
Net interest and other financial costs	98	62	229	208
Depreciation, depletion and amortization expense	118	126	376	384
EBITDA	363	258	836	283
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(72)	—
Gain on equity investee transactions	(21)	—	(21)	—
Loss on shutdown of certain tubular pipe mill assets	—	—	35	—
Impairment of intangible assets	—	14	—	14
Restructuring and other charges and adjustments	—	—	—	2
Adjusted EBITDA	$342	$272	$778	$299

RECONCILIATION OF ADJUSTED NET EARNINGS (LOSS)

	Quarter Ended(a)		Nine Months Ended(a)
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2017	2016	2017	2016
Reconciliation to adjusted net earnings (loss) attributable to United States Steel Corporation
Net earnings (loss) attributable to United States Steel Corporation	$147	$51	$228	$(335)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(72)	—
Gain on equity investee transactions	(21)	—	(21)	—
Loss on debt extinguishment and other related costs	35	—	35	22
Loss on shutdown of certain tubular assets	—	—	35	—
Impairment of intangible assets	—	14	—	14
Restructuring and other charges and adjustments	—	—	—	2
Total adjustments	14	14	(23)	38
Adjusted net earnings (loss) attributable to United States Steel Corporation	$161	$65	$205	$(297)

Reconciliation to adjusted diluted net earnings (loss) per share
Diluted net earnings (loss) per share	$0.83	$0.32	$1.29	$(2.22)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(0.41)	—
Gain on equity investee transactions	(0.11)	—	(0.11)	—
Loss on debt extinguishment and other related costs	0.20	—	0.20	0.15
Loss on shutdown of certain tubular assets	—	—	0.20	—
Impairment of intangible assets	—	0.08	—	0.09
Restructuring and other charges and adjustments	—	—	—	0.02
Total adjustments	0.09	0.08	(0.12)	0.26
Adjusted diluted net earnings (loss) per share	$0.92	$0.40	$1.17	$(1.96)
(a) The adjustments included in this table have been tax effected at a 0% tax rate due to the recognition of a full valuation allowance.

UNITED STATES STEEL CORPORATION
RECONCILIATION OF ANNUAL ADJUSTED EBITDA OUTLOOK

Year Ended
Dec. 31
(Dollars in millions)	2017
Reconciliation to Projected Annual Adjusted EBITDA Included in Outlook
Projected net earnings attributable to United States Steel Corporation included in Outlook	$323
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)
Gain on equity investee transactions	(21)
Loss on shutdown of certain tubular assets	35
Loss on debt extinguishment and other related costs	35
Adjusted net earnings attributable to United States Steel Corporation included in Outlook	$300
Estimated income tax expense	10
Estimated net interest and other financial costs	250
Estimated depreciation, depletion and amortization	515
Projected annual adjusted EBITDA included in Outlook	$1,075

UNITED STATES STEEL CORPORATION
RECONCILIATION OF NET DEBT

	Sept. 30	June 30
(Dollars in millions)	2017	2017
Reconciliation of net debt
Short-term debt and current maturities of long-term debt	$3	$175
Long-term debt, less unamortized discount and debt issuance costs	2,896	2,752
Total debt	$2,899	$2,927
Less: Cash and cash equivalents	1,694	1,522
Net debt	$1,205	$1,405

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	728	718	730	658
U. S. Steel Europe ($/net ton)	639	503	617	483
U. S. Steel Europe (euro/net ton)	544	451	554	433
Tubular ($/net ton)	1,433	1,049	1,268	1,094
Steel Shipments (thousands of net tons): (a)
Flat-Rolled	2,544	2,535	7,445	7,725
U. S. Steel Europe	1,067	1,105	3,333	3,235
Tubular	185	103	509	262
Total Steel Shipments	3,796	3,743	11,287	11,222

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	43	—	137	42
USSE to Flat-Rolled	—	—	47	—
Raw Steel Production (thousands of net tons):
Flat-Rolled	2,821	2,734	8,247	8,248
U. S. Steel Europe	1,235	1,279	3,778	3,689
Raw Steel Capability Utilization: (b)
Flat-Rolled	66%	64%	65%	65%
U. S. Steel Europe	98%	102%	101%	98%

CAPITAL EXPENDITURES
Flat-Rolled	$134	$23	$206	$97
U. S. Steel Europe	28	17	62	68
Tubular	8	11	19	81
Other Businesses	1	—	4	22

Total	$171	$51	$291	$268
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe.